UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2018

Agora Holdings, Inc.
(Exact name of registrant as specified in its charter)
Utah
                  (State or other jurisdiction of incorporation)

000-55686	61-1673166
(Commission File Number)	(IRS Employer Identification No.)

1136 Centre Street, Unit 228, Thornhill, Ontario, Canada L4J 3M8
(Address of principal executive offices) (Zip Code)

(844) 625-8896
(Registrant's telephone number, including area code)

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called "forward-looking statements," all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "forecasts," "projects," "intends," "estimates," and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2018, Agora Holdings, Inc., a Utah corporation ("we" or the "Company"), entered into a Share Exchange Agreement (the "Agreement") whereby the Company agreed to acquire all of the outstanding shares of eSilkroad Network Limited, a Hong Kong corporation ("eSilkroad"), which is a company that owns ninety-five percent (95%) of eSilkroad of Ukraine, a limited liability company registered in the Ukraine (eSilkroad Ukraine) (the "Acquisition").  eSilkroad is owned solely by Oleksandr Bondarenko and Oleg Sytnyk.  eSilkroad Ukraine is engaged in the business of developing a B2B platform that intends to make the interaction between businesses and non-profit organizations throughout the world faster, more effective, and less costly.  eSilknet, the web-based platform under development by eSilkroad Network Limited will allow users to search for and communicate with business partners, search for and post proposals for investment and opportunity in developing projects globally, place advertisements for products and services, communicate securely on trade and project development and attract professional services for specific project based needs. On April 17, 2018, the parties executed the Agreement for the Acquisition, with the Closing to take place on or about May 1, 2018 (the "Closing Date").

Upon the Closing Date, the Company will receive all of the outstanding common shares of eSilkroad in exchange for a purchase price of 14,000,000 shares of the Company's common stock.  The Acquisition will be subject to customary closing conditions. A copy of the Agreement dated April 17, 2018 is filed as Exhibit 10.1 to this Form 8-K.

The Company intends to file the financial statements of eSilkroad, as well as the final closing documents, in an amendment to this Current Report on Form 8-K no later than 71 days from the Closing Date.  The foregoing description of the Acquisition and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

The shares of our Common Stock to be issued in connection with the Acquisition will not be registered under the Securities Act, and will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The securities described above will be issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1 Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGORA HOLDINGS, INC.

Date:  April 18, 2018                                                            By: /s/ Ruben Yakubov
______________________________
Ruben Yakubov, President

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